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                                                                   Exhibit 99(i)

                       CONSENT OF MAYER, BROWN, ROWE & MAW

     We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 22 to the Form N-1A Registration Statement of Universal Institutional Fund Inc., File No. 333-03013. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         /s/ MAYER, BROWN, ROWE & MAW
                                         ----------------------------
                                         Mayer, Brown, Rowe & Maw

New York, NY April 1, 2003